UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020 (June 26, 2020)

__________________

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

 __________________

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412)-553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2020, Howmet Aerospace Inc. (the “Company”) entered into a fourth amendment (the “Amendment”), dated June 26, 2020, to its Five-Year Revolving Credit Agreement, dated as of July 25, 2014 (as amended and extended by the letter agreement, dated June 5, 2015, and as further amended pursuant to Amendment No. 1 to Credit Agreement, dated as of September 16, 2016, Amendment No. 2 to Credit Agreement, dated as of June 29, 2018, and Amendment No. 3, dated as of March 4, 2020, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”), by and among the Company, a syndicate of lenders and issuers named therein, Citibank, N.A., as administrative agent for the lenders and issuers, and JPMorgan Chase Bank, N.A., as syndication agent.

The Amendment provides for, among other things, certain relief under the financial covenant until December 31, 2021 or such earlier date on which the Company elects to revert to the covenants set forth in the Existing Credit Agreement before giving effect to the Temporary Amendments described below (the “Covenant Relief Period”), by increasing the maximum limit for the Company’s ratio of Consolidated Net Debt (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) as of the end of any fiscal quarter from 3.50 to 1.00 to (i) 5.00 to 1.00 for any fiscal quarter ending on or prior to December 31, 2020, (ii) 5.25 to 1.00 for the fiscal quarter ending March 31, 2021, (iii) 5.00 to 1.00 for the fiscal quarter ending June 30, 2021, (iv) 4.50 to 1.00 for the fiscal quarter ending September 30, 2021 and (v) 4.00 to 1.00 for the fiscal quarter ending December 31, 2021.

The Amendment makes the following amendments to the Existing Credit Agreement temporarily during the Covenant Relief Period (the “Temporary Amendments”): (i) it amends and adds certain negative covenants, including for certain restrictions on making restricted payments, the incurrence of liens, subsidiary indebtedness and accounts receivables facilities, and (ii) it provides for an increase of the Applicable Margin (as defined in the Credit Agreement) of 0.50% through June 30, 2021, and an increase of 0.25% through December 31, 2021.

In addition, the Amendment permanently reduces the Total Commitment (as defined in the Credit Agreement) from $1,500,000,000 to $1,000,000,000.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following are filed as an exhibit to this report:

Exhibit No.	Description

10.1	Amendment No. 4, dated as of June 26, 2020, to the Five-Year Revolving Credit Agreement, dated as of July 25, 2014, among Howmet Aerospace Inc., the lenders and issuers named therein, Citibank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated:	June 29, 2020	By:	/s/ Peter Hong
		Name:	Peter Hong
		Title:	Vice President and Treasurer